Exhibit (g)(1)(iv)

AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Amendment, effective as of January 8, 2018 (the “Amendment”), is entered into by and between, STATE STREET BANK AND TRUST COMPANY, (the “Custodian”) and each management investment company identified on Appendix A and Appendix B hereto (each a “Fund”, and collectively the “Funds”).

WHEREAS, the Custodian and certain of the Funds entered into a Master Custodian Agreement dated as of October 1, 2012 (the “Agreement”); and

WHEREAS, the Custodian and the Funds wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Appendix A and Appendix B to the Custodian Agreement are hereby deleted in their entireties and replaced with the attached Appendix A and Appendix B.

2.	The Funds hereby confirm, as of the date set forth above, the representations and warranties set forth in Section 19.7 of the Agreement.

3.	The Custodian and the Funds hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

4.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS

SET FORTH ON APPENDIX A AND APPENDIX B HERETO

By:	/s/ Dustin Norris
Name:	Dustin Norris
Title:	Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Highland Funds I

Highland Floating Rate Fund

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Merger Arbitrage Fund

Highland Opportunistic Credit Fund

Highland Funds II

Highland Energy MLP Fund

Highland Fixed Income Fund

Highland Global Allocation Fund

Highland Premier Growth Equity Fund

Highland Small-Cap Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund

Highland-First Foundation Income Fund

Highland Floating Rate Opportunities Fund

Highland Global Allocation Fund II

NexPoint Credit Strategies Fund

NexPoint Real Estate Strategies Fund

NexPoint Discount Yield Fund

NexPoint Energy and Materials Opportunities Fund

NexPoint Opportunistic Credit Fund

APPENDIX B

TO

MASTER CUSTODIAN AGREEMENT

Highland Funds I

Highland iBoxx Senior Loan ETF